Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Ron Soulema, Adv.

Moti Philip, Adv.

Shai Glikman, Adv.

Igal Rosenberg, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Sagiv Bar Shalom, Adv.

Avi Omrad, Adv.

Ori Perel, Adv.

Jonathan Friedland, Adv. ***

David Rozen, Adv.

Israel Mark, Adv.

Tali Pery, Adv.

Tsvia shiff, Adv.

Rachel Don Yehia, Adv.

Amir Bar Dayan, Adv.

Sandrine Dray, Adv. Mediator & Notary****

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Ehud Kremer. Adv.

liav Menachem, Adv.

Gili Yasu, Adv. & Notary

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Tal Herts, Adv.

Asaf Raz, Adv.

Rivka Mangoni, Adv.

Israel Asraf, Adv. & Notary

Shay Almakies, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Nidal Siaga, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Liran Aharoni, Adv.

Liron Tery, Adv.

Idan Halili, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Sivan Kaufman, Adv.

Ronit Rabinovich, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Or Nass, Adv.

Ben Mugraby, Adv.

Inbal Harel Gershon, Adv.

Hezi Sidon, Adv.

Shirli Shlezinger, Adv.

Jacob Bayarsky, Adv.

Omer Katzir, Adv. & economist

Omri Yaacov, Adv.

Adi Barnes, Adv.

Noy Keren, Adv.

Doron Pesso, Adv.

Avi Kababgian, Adv.

Ronit Israeli, Adv.

Felix Naftaliev, Adv.

Lipaz Karni, Adv.

Itay Bendet, Adv.

Eli Kulas. Adv. Notary & Mediator – Counselor

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Counselor

Jan Robinsohn, M.Jur. Adv. & Notary - Counselor*****

Giora Amir, Adv. Notary - Counselor

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

***Member of the Bar, Israel and New York; Consular Agent and Honorary Consul of the United States of America (Ret.)
**** Accredited by the consulate of France

***** Honorary Consul Of The Republic Of Poland (ret.)

February 3, 2020

To: Can-Fite Biopharma Ltd.

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

Petach-Tikva 4951778, Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM F-1

We have acted as Israeli counsel to Can-Fite Biopharma Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-1 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended, for the registration and proposed maximum aggregate offering price by the Company of up to (A) $19,987,500 of units (the “Units”), with each unit consisting of (I) one American Depositary Share, representing thirty ordinary shares, par value NIS 0.25 (the “ADS”) and (II) one warrant to purchase one ADS (the “Warrant”), and (B) pre-funded units (the “Pre-funded Units”) each consisting of (I) one pre-funded warrant to purchase one ADS (the “Pre-funded Warrant”) and (II) one Warrant, and, (C) $487,500 of warrants (the “Placement Agent Warrants”, and, together with the Units, the Pre-funded Units, the Warrants, the Pre-funded Warrants, and the Ordinary Shares, represented by ADSs, underlying the Units, Pre-funded Units, Warrants, Pre-Funded Warrants, and Placement Agent Warrants, the “Securities”) to purchase ADSs issuable to the Placement Agent. The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC to act as the exclusive placement agent (the “Placement Agent”) in connection with a public offering of the Company.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Ordinary Shares represented by ADSs, underlying the Units, Pre-funded Units, Warrants, Pre-Funded Warrants, and Placement Agent Warrants, when paid for and issued pursuant to the terms of the applicable warrants, will be duly authorized, legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Doron Tikotzky Kantor Gutman Nass Amit Gross & Co.

Doron Tikotzky Kantor Gutman Nass Amit Gross & Co.

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